UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2010

NetLogic Microsystems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information contained in this report and the exhibit attached hereto is furnished solely pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and the exhibit attached hereto shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by NetLogic Microsystems, Inc., whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

On April 29, 2010, we issued a press release announcing our financial results for the three months ended March 31, 2010, which is included in this report as Exhibit 99.1. The press release should be read in conjunction with the statements regarding forward-looking statements that are included in the text of the press release.

Discussion of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company also reports certain non-GAAP financial measures.  Non-GAAP financial measures exclude the effects of stock-based compensation, changes in contingent earn-out liability, amortization of acquired intangible assets, fair value adjustments of acquired inventory, acquisition-related costs, and the effects of excluding stock-based compensation on the number of diluted shares used in calculating non-GAAP earnings per share.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented in our press release to be helpful in assessing the performance of the operation of our core business which comprises the ongoing revenue and expenses of our business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to do so provides investors with a useful measure for comparing results over time. In assessing the overall health of our business for the periods covered in our press release and, in particular, in evaluating the non-GAAP financial line items presented in our press release, we have excluded items in the following three general categories, each of which are described below: Stock-Based Compensation Related Items, Acquisition Related Expenses and Other Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share.

Non-GAAP net income reflects net income adjusted for the following items:

•
Stock-based Compensation and Related Payroll Taxes. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation that have a fixed and unvarying cash cost. In contrast, the expense associated with an award of an option for shares of our stock is unrelated to the amount of compensation ultimately received by the employee.  Furthermore, the amount of expense that we record is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that do not reflect any cash expenditure. The expense associated with an award of options for shares of company stock in one quarter may have a very different expense than an award of an identical number of options in a different quarter. Finally, the expense we recognize for options may be very different than the expense that other companies recognize for awarding a comparable option, which can make it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing of employee exercises over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation expense and the related payroll tax, management excludes these expenses when analyzing our business performance.

•
Acquisition-Related Expenses. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) changes in RMI contingent earn-out liability; (ii) amortization of purchased intangible assets associated with our acquisitions; (iii) fair value adjustments of acquired inventory; and (iv) acquisition-related costs. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons with less acquisitive peer companies.

(i)
Changes in RMI contingent earn-out liability. In accordance with changes in GAAP requirements for business combination accounting of contingent earn-out consideration effective in 2009, an estimated fair value of contingent earn-out consideration is recorded at the close of an acquisition.  As changes to the estimated fair value occur, which may be for a variety of reasons, including but not limited to, changes in our probability estimates of achieving revenue targets and our stock price,  we are required to record the changes in the estimated liability through our operating results until the liability is fixed.  Under the terms of the merger agreement with RMI, a substantial portion of the contingent earn-out consideration  is payable in stock.  We evaluate this contingent earn-out consideration as part of total purchase consideration of the business and do not consider changes in the total purchase consideration recorded in our operating results to meaningfully reflect the near-term performance of our business.

(ii)
Amortization of intangible assets.   The amortization of purchased intangible assets associated with our acquisitions results in recording expenses in our GAAP financial statements for which we have not expended cash. Moreover, had we developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(iii)
Fair value adjustments of acquired inventory and related tax effect.  As part of business combination accounting for acquired inventory, we increase the value of acquired inventory to effectively eliminate any accounting gross profit except for a portion attributed to any manufacturing effort to be completed post-acquisition and any incremental selling effort.  Such adjustments do not reflect costs we would otherwise have expended to manufacture such inventory on our own.  Therefore, we analyze the performance of our operations in each period without regard to such expenses.  Similarly, we exclude the income tax effect of this item when evaluating our operating results.

(iv)
Acquisition-related costs.  Acquisition-related costs include transaction costs and integration-related costs, including severance payments that were made by RMI prior to its acquisition by us, which severance payments might be construed to be undertaken for our benefit and therefore required to be recorded as our expense under GAAP.  We consider these charges unrelated to our core operating performance. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to employees of the acquired entity.

•
Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) deferred tax asset valuation allowance on a portion of the Company’s California research and development credit carryforward. The establishment of deferred tax asset valuation allowance on a portion of the Company’s California research and development credit carryforward arose as a result in a change in the law.  We believe that providing financial information without these items, in addition to our GAAP operating results, provides our management and users of our financial statements with better clarity regarding the on-going performance and future liquidity of our business.

The calculation of non-GAAP net income per share is adjusted for the following item:

•
Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP diluted weighted average shares. For purposes of calculating non-GAAP net income per share, the GAAP anti-dilutive weighted average shares outstanding is included after adjustments to exclude the benefits of stock-based compensation costs attributable to future services and not yet recognized in the financial statements. Under the GAAP treasury stock method, these stock-based compensation costs are treated as proceeds assumed to be used to repurchase shares. Since our non-GAAP net income does not reflect the effects of stock-based compensation costs, management believes these amounts should not be applied to the repurchase of shares in calculating non-GAAP net income per share.

We expect to continue to incur expenses similar to some of the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  For example:

•
Non-GAAP financial measures do not account for stock-based compensation expense related to equity awards granted to our employees. Our stock incentive plans are an important component of our employee incentive compensation arrangements and are reflected as expense in our GAAP results.

•
While amortization of purchased intangible assets does not directly affect our current cash position, such expenses represent the estimated decline in value of technology and other intangible assets we have acquired over their respective expected economic lives.  We have excluded the expense associated with this decline in value from non-GAAP financial measures, and therefore the non-GAAP financial measures do not reflect the costs of acquired intangible assets that supplement our research and development efforts.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this document:

Exhibits	Description

99.1	Press Release dated April 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: April 29, 2010	By:	/s/ Michael T. Tate
Michael T. Tate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release dated April 29, 2010